Exhibit 31.2

                              COMPLIANCE STATEMENT

                  In connection with the preparation and delivery of the report on Form 10-K of MS Structured Asset Corp. on behalf of SATURNS Trust No. 2001-6 for the transition period from December 1, 2003 to December 31, 2003, and the certifications given by John Kehoe with respect thereto, the undersigned hereby certifies that he is a duly elected Vice President of LaSalle Bank National Association and further certifies in his capacity as such as follows:

1. LaSalle Bank National Association has prepared all distribution reports with respect to each distribution date for SATURNS Trust No. 2001-6, and has filed a copy of such reports on Form 8-K during the period as described on Exhibit A hereto.

2. I have reviewed all reports on Form 8-K containing distribution reports filed in respect of the period covered by the report of MS Structured Asset Corp. on behalf of SATURNS Trust No. 2001-6;

3. I am familiar with the operations of LaSalle Bank National Association with respect to the SATURNS program and SATURNS Trust No. 2001-6 and the requirement imposed by the applicable trust agreement;

4. Based on my knowledge, the information in the distribution reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the report;

5. Based on my knowledge, the information required to be provided under each trust agreement, for inclusion in these reports, is included in these reports;

6. Based on my knowledge, and except as disclosed in the reports, the trustee has fulfilled its obligations, including any servicing obligations, under the trust agreement.

7. Based on my knowledge, and except as disclosed in the reports, there are no material legal proceedings with respect to any trust, involving the trust or LaSalle Bank National Association as trustee.

                                       By:  /s/ Russell M. Goldenberg
                                            --------------------------
                                            Name:    Russell M. Goldenberg
                                            Title:   Group Senior Vice President
                                            Date:    March 30, 2004

                                                                       EXHIBIT A

----------------------------------------------------------------------------------------------------------------------
 SATURNS Trust No.:        Closing Date              Payment Dates              Form 8-K Filing Dates (Not Trust
                                                                              Agreement Filings in connection with
                                                                                          Closing Date)


                                                                             For Transition Period from December 1,
                                                                                    2003 to December 31, 2003
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
     2001-6                   7/16/01        March 31, June 30,                       None filed this period
                                             September 30, December 31
----------------------------------------------------------------------------------------------------------------------